UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 16, 2010
Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (800) 289-3355
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.
     On August 16, 2010, Dell Inc., a Delaware corporation (“Dell”), and 3PAR Inc., a Delaware corporation (“3PAR”), issued a joint press release, a copy of which is furnished as Exhibit 99.1 hereto, announcing a planned tender offer by Dell Trinity Holdings Corp. (the “Purchaser”), a Delaware corporation and an indirect, wholly-owned subsidiary of Dell, to purchase all outstanding shares of Common Stock, par value $0.001 per share, of 3PAR, to be commenced pursuant to an Agreement and Plan of Merger, dated as of August 15, 2010, by and among Dell, the Purchaser and 3PAR.
Item 9.01 – Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Exhibit Name
99.1	Joint press release issued by Dell Inc. and 3PAR Inc., dated August 16, 2010.
Additional Information
The planned tender offer described in this document and the exhibits hereto has not yet commenced and this document and the exhibits hereto are not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Dell and the Purchaser will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and 3PAR will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to 3PAR’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website: www.sec.gov.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.
Date: August 16. 2010	By:	/s/ Janet B. Wright
Janet B. Wright
Vice President and Assistant Secretary

Exhibit Index

Exhibit	Exhibit Name
99.1	Joint press release issued by Dell Inc. and 3PAR Inc., dated August 16, 2010.